Exhibit 99.1

SAKS INCORPORATED COMPLETES

INTERNAL INVESTIGATIONS

—Company anticipates filing 2004 Form 10-K on or about September 1, 2005—

Contact: Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE	www.saksincorporated.com

Birmingham, Alabama (August 24, 2005)—Saks Incorporated (NYSE: SKS) (the “Company”) today announced completion of management’s confirmatory and supplementary work arising from the findings of the internal investigation conducted by the Audit Committee of the Company’s Board of Directors, which was initially disclosed by the Company on March 3, 2005. The Company also announced the completion of the Audit Committee’s supplemental inquiry that was disclosed on June 3, 2005.

Completion of Management’s Confirmatory and Supplementary Work

The Audit Committee’s initial investigation disclosed on March 3, 2005 was commenced at management’s request. On May 9, 2005, the Company disclosed the independent investigators’ conclusion that, during the Company’s 1999-2003 fiscal years, one of six Saks Fifth Avenue (“SFAE”) merchandising divisions improperly collected markdown allowances from vendors totaling approximately $20 million. The Company also disclosed on May 9, 2005 that Company management was undertaking its own work to confirm this amount and to supplementally determine whether that SFAE division improperly collected markdown allowances before fiscal 1999. This work has been completed, and Company management believes that the SFAE division improperly collected from vendors $26 million of markdown allowances during the Company’s 1999-2003 fiscal years and $8.2 million of markdown allowances during the 1996–1998 fiscal years. These amounts are attributable to overcollections that resulted from falsification, by merchants in the one SFAE division, of information delivered to vendors.

The Company is advising the affected vendors that it intends to reimburse them for these improperly collected markdown allowances. The Company will also pay the affected vendors interest at the rate of 7.25% per annum, totaling approximately $14 million, on these improperly collected markdown allowances. The Company recently began its reimbursement of affected vendors.

The Audit Committee’s investigation also examined SFAE’s allocations to vendors during the 1999-2003 fiscal years of a portion of markdown costs associated with certain of SFAE’s customer loyalty and other promotional activities. The Audit Committee’s investigation concluded that the mechanism for making these allocations was not communicated to vendors. The Company considered these issues and concluded that these allocations did not result in the improper collection of markdown allowances from vendors.

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Completion of Audit Committee’s Supplemental Inquiry

On June 3, 2005, the Company disclosed that the Audit Committee had begun a supplemental inquiry into (1) timing of recording of inventory markdowns and vendor markdown allowances at SFAE, (2) whether there had been any overcollections of vendor markdown allowances in any of the merchandising divisions of SFAE that had not been the subject of the Audit Committee’s initial investigation, and (3) whether there had been any inappropriate billing/logistics/transportation compliance chargebacks by the Company to any of its merchandise vendors. The Audit Committee requested Company management to review the investigation’s findings regarding timing of recording of inventory markdowns and to review timing of recording of vendor markdown allowances. This supplemental inquiry has now been completed.

The Audit Committee’s supplemental inquiry did not find any overcollections of vendor markdown allowances in any of the merchandising divisions of SFAE that had not been the subject of the Audit Committee’s initial investigation. Steps to confirm amounts of markdown allowances collected from certain vendors during specified seasons have begun, and this work is ongoing. In addition, the supplemental inquiry did not find any fraudulent activities with respect to billing/logistics/transportation compliance chargebacks.

The Audit Committee’s supplemental inquiry did find evidence at SFAE of improper timing of recording of inventory markdowns during the fiscal years 1999 and 2001. Company management believes that, as a result of this improper timing, gross margin and operating income (1) for the second quarter of fiscal year 1999 were overstated, and for the third quarter of fiscal year 1999 were understated, by approximately $14.5 million, and (2) for the second quarter of fiscal year 2001 were overstated, and for the third quarter of fiscal year 2001 were understated, by approximately $11 million. As a result of these findings, the Company will take disciplinary action with respect to one current SFAE associate concerning this activity. Company management does not believe that these Audit Committee findings of improper timing of recording of inventory markdowns will have any effect on the restatement (described below) of the Company’s prior financial statements because the improper timing of recording of inventory markdowns during the fiscal years 1999 and 2001 did not affect annual financial results reported for those fiscal years.

Company management’s supplemental review and analysis, in part based on the findings of the Audit Committee’s investigation, identified evidence at SFAE of incorrect timing of recording of vendor markdown allowances that affected the quarterly reporting periods for fiscal years 2003 and 2004. Company management believes that, as a result of this incorrect timing, gross margin and operating income (1) for the first quarter of fiscal year 2003 were overstated, and for the second quarter of fiscal year 2003 were understated, by approximately $3.3 million, (2) for the third quarter of fiscal year 2003 were overstated, and for the fourth quarter of fiscal year 2003 were understated, by approximately $4.4 million, (3) for the first quarter of fiscal year 2004 were overstated, and for the second quarter of fiscal year 2004 were understated, by approximately $4 million, and (4) for the third quarter of fiscal year 2004 were overstated, and for the fourth quarter of fiscal year 2004 were understated, by approximately $6 million. Company management expects to reflect these quarterly overstated and understated amounts in the restated quarterly financial information for fiscal years 2003 and 2004 that will be included in the footnotes to the financial statements that the Company will include in its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 10-K”). Company management believes the incorrect timing of recording of vendor markdown allowances did not affect annual financial results for fiscal years 2003 or 2004.

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Status of Financial Statement Restatement and 2004 10-K

The Company’s March 3, 2005 press release disclosed that the Company expected to restate its financial statements for fiscal 1999 through the third quarter of fiscal 2004. The Company expects that its restatement work will be completed, and the 2004 Form 10-K will be filed, on or shortly after September 1, 2005. The Company also expects that its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2005 and July 30, 2005 will be filed on or shortly after September 30, 2005.

As previously disclosed, the Company has informed the Securities and Exchange Commission and the Office of the United States Attorney for the Southern District of New York of the Audit Committee’s initial investigation and its supplemental inquiry. The Company is continuing to cooperate fully with investigations being conducted by the SEC and the Office of the United States Attorney.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; successful operation of the Company’s proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.; geo-political risks; changes in interest rates; the outcome of the formal investigation by the SEC and the inquiry opened by the United States Attorney for the Southern District of New York into the matters that were the subject of the Audit Committee’s investigations; the ultimate amount of reimbursement to vendors of improperly collected markdown allowances; the ultimate impact of improper timing of recording of inventory markdowns; the ultimate impact of incorrect timing of recording of vendor markdown allowances; the outcome of the shareholder litigation that has been filed relating to the matters that were the subject of the Audit Committee’s initial investigation; the availability of funds, either through cash on hand or the Company’s revolving credit facility, to repay any amounts due should any notes become accelerated; decisions by merchandise and other vendors to restrict or eliminate customary trade and other credit terms for the Company’s future merchandise orders and other services, which could require the Company to pay cash or secure letters of credit for such orders and which could have a material adverse effect on the Company’s liquidity position and financial condition; and the delay in the filing with the SEC of the Company’s Form 10-K for the fiscal year ended January 29, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005 and the consequences thereof. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended January 31, 2004 filed with the SEC, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

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